PEDIATRX LAUNCHES GRANISOLTM, THE ONLY FDA-
APPROVED, READY-TO-USE ORAL LIQUID SOLUTION OF
GRANISETRON

CALIFON, NJ – November 2 – PediatRx Inc. (a wholly owned subsidiary of Striker Energy Corporation, OTCBB: SKRY) is pleased to announce the launch of GRANISOL.

Dr. Cameron Durrant, the founder of PediatRx, said, “We are excited to be able to bring this important product to market as the first commercial entry for PediatRx. For patients undergoing chemo- or radio-therapy who may be unsuitable for other modes of administration of granisetron, or prefer an oral liquid anti-emetic, GRANISOL may offer an alternative. In addition, PediatRx is offering a co-pay assistance program to help with access to GRANISOL.”

GRANISOL, used to prevent nausea and vomiting, is the only granisetron available in the USA as an orange flavored, ready-to-use oral liquid solution. GRANISOL may be dosed once or twice daily on the day of chemo- or radio-therapy and is packaged in a 30mL bottle containing 2mg/10mL.

Customers are able to order GRANISOL (NDC number 52547-0801-30) through their usual channels.

About GRANISOL

Granisetron is indicated for the prevention of:

  Nausea and vomiting associated with initial and repeat courses of emetogenic cancer therapy, including high-dose cisplatin.
  Nausea and vomiting associated with radiation, including total body irradiation and fractionated abdominal radiation.

Selected Safety Information

  Granisetron is contraindicated in patients with known hypersensitivity to the drug or any of its components.
  QT prolongation has been reported with granisetron. Use of Granisol Oral Solution in patients concurrently treated with drugs known to prolong the QT interval and/or are arrhythmogenic, this may result in clinical consequences.
  This drug should be used during pregnancy only if clearly needed.
  It is not known whether granisetron is excreted in human milk. Because many drugs are excreted in human milk, caution should be exercised when granisetron is administered to a nursing woman.

  Efficacy and safety were maintained with increasing age in the geriatric population.
  Safety and effectiveness in pediatric patients have not been established.
  The most common side effects observed with administration of granisetron were headache, constipation, asthenia, diarrhea, abdominal pain, and dyspepsia.

About PediatRx Inc.

PediatRx Inc. is a specialty pharmaceutical company that brings prescription, branded products to healthcare professionals for the treatment of serious medical conditions with an initial focus on oncology supportive care.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements are projections of events, revenues, income, future economic, research, development, reformulation, product performance or management's plans and objectives for future operations. In some cases you can identify forward-looking statements by the use of terminology such as "may", "should", "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy", or words of similar meaning. While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect current judgment regarding the direction of the business operations of PediatRx, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this presentation. These statements are predictions and involve known and unknown risks, uncertainties and other factors, including the risk that PediatRx cannot execute its business plan for lack of capital or other resources, distribution, partnering or licensing/acquisition opportunities, as well as the risks described in the periodic disclosure documents filed on EDGAR by Striker Energy Corp., the public company parent of PediatRx, copies of which are also available on the company’s website. Any of these risks could cause PediatRx or its industry's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements in this presentation. Except as required by applicable law, including the securities laws of the United States, PediatRx does not intend to update any of the forward-looking statements to conform these statements to actual results.

Further Information

PediatRx Inc.
Research & Business Development
Email: info@pediatrx.com

Shareholder & Media Relations

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